Exhibit 10.2

VITAL FARMS, INC.

2013 INCENTIVE PLAN

ARTICLE ONE

GENERAL PROVISIONS

1.1	Purpose and Date of the Plan.

This 2013 Incentive Plan, adopted as of August 31, 2013, is intended to promote the interests of Vital Farms, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest in the Corporation, in order to attract prospective officers and employees of the Corporation, and retain and reward existing officers and employees,

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

1.2	Structure of the Plan.

A.    The Plan shall be divided into two separate equity programs:

1.    the Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, and

2.    the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered to the Corporation (or any Parent or Subsidiary).

B.    The provisions of Articles One and Four shall apply to both equity programs under the Plan and shall govern the interests of all persons under the Plan.

1.3	Administration of the Plan.

A.    The Plan shall be administered by the Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

B.    The Plan Administrator shall have full power and authority to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding options or stock issuances thereunder as the Plan Administrator may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any option or stock issuance thereunder.

1.4	Eligibility.

A.    The persons eligible to participate in the Plan are as follows:

1.    Employees,

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2.    non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

3.    consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B.    The Plan Administrator shall have full authority to determine (i) with respect to the option grants under the Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each option is to become exercisable, the vesting schedule (if any) applicable to the option shares, the maximum term for which the option is to remain outstanding, and any restrictions on transfer of shares received on the exercise of option grants, and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares, the consideration to be paid for such shares, and any restrictions on transfer for shares issued under the Stock Issuance Program.

C.    The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

1.5	Stock Subject to the Plan.

A.    Subject to Section 1.5.C., the stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock that may be issued over the term of the Plan shall not exceed 538,635 shares, unless increased in accordance with the terms hereof.

B.    Shares of Common Stock subject to outstanding options shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall be available for subsequent issuance under the Plan to the extent (i) the options expire or terminate for any reason prior to exercise in full or (ii) the options are canceled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan, and subsequently forfeited or repurchased by the Corporation at the original issue price paid per share pursuant to the Corporation’s repurchase rights under the Plan, shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan.

C.    In the event of any stock split, stock dividend, merger, reorganization, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of rights and benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive. In no event shall any such adjustments be made in connection with the conversion of one or more outstanding shares of the Corporation’s preferred stock into shares of Common Stock.

1.6	Drag-Along Rights

A.    Except as otherwise approved by the Board, any agreement conveying Incentive Stock to a Participant shall contain provisions that obligate Participants to transfer up to 100% of their Incentive Stock to a purchaser if so required by the sellers of capital stock comprising two-thirds of the outstanding voting power of the Corporation’s capital stock, on the same terms and conditions as , and to vote in favor of certain Corporate Transactions, when required by two-thirds of the outstanding voting power of the Corporation’s capital stock.

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B.    The language embodying the obligations of Participants set forth in Section 1.6.B. shall be set forth in the Stock Issuance Agreement or agreement with respect to the exercise of each Option.

ARTICLE TWO

OPTION GRANT PROGRAM

2.1	Option Terms.

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each document shall comply with the terms specified below. Each document evidencing an Incentive Option shall be subject to the provisions of the Plan applicable to such options.

A.    Exercise Price.

1.    The exercise price per share shall be fixed by the Plan Administrator and may be equal to or greater than the Fair Market Value per share of Common Stock on the option Grant Date.

2.    The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section 4.1 and the documents evidencing the option, be payable as follows:

(i)    In cash or check made payable to the Corporation;

(ii)    If permitted by the Plan Administrator, in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date;

(iii)    If the Plan Administrator so permits, and the Common Stock is registered under Section 12(g) of the 1934 Act at the time the option is exercised and to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which Optionee shall concurrently provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale; or

(iv)    If permitted by the Plan Administrator, and then permitted as valid consideration by applicable corporate law, by delivery of a promissory note, the terms of which shall be determined by the Plan Administrator in its sole discretion.

3.    The Plan Administrator may, in its discretion, require an Optionee to pay to the Corporation (or the Corporation’s Subsidiary if the Optionee is an employee of a Subsidiary of the Corporation), at the time of the exercise of an option or thereafter, the amount that the Plan Administrator deems necessary to satisfy the Corporation’s or its Subsidiary’s current or future obligation to withhold federal, state, or local income or other taxes that the Optionee incurs by exercising an option. In connection with the exercise of an option requiring tax withholding, an Optionee may (a) direct the Corporation to withhold from the shares of Common Stock to be issued to the Optionee the number of shares necessary to satisfy the Corporation’s obligation to withhold taxes, that determination to be based on the shares’ Fair Market Value as of the date of exercise; (b) deliver to the Corporation sufficient shares of Common Stock (based upon the Fair Market Value as of the date of such delivery) to satisfy the Corporation’s tax withholding obligations, which tax withholding obligation is based on the shares’ Fair Market Value as of the later of the date of exercise or the date as of which the shares of Common Stock issued in connection with such exercise become includable in the income of the Optionee; or (c) deliver sufficient cash to the Corporation to satisfy its tax withholding obligations. Optionees who elect to use

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such a Common Stock withholding feature must make the election at the time and in the manner that the Committee prescribes. The Plan Administrator may, at its sole option, deny any Optionee’s request to satisfy withholding obligations through Common Stock instead of cash. If the Plan Administrator subsequently determines that the aggregate Fair Market Value (as determined above) of any shares of Common Stock withheld or delivered as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then the Optionee shall pay to the Corporation, immediately upon the Plan Administrator’s request, the amount of that deficiency in the form of payment requested by the Plan Administrator.

4.    If the exercise of an Option does not give rise to an obligation to withhold federal income or other taxes on the date of exercise, the Plan Administrator may, in its discretion, require an Optionee to place shares of Common Stock purchased under the option in escrow for the benefit of the Corporation until such time as federal income or other tax withholding is no longer required with respect to such shares or until such withholding is required on amounts included in the gross income of the Optionee as a result of the exercise of an Option or the disposition of shares of Common Stock acquired pursuant to the exercise. At such later time, the Plan Administrator, in its discretion, may require an Optionee to pay to the Corporation the amount that the Corporation deems necessary to satisfy the Corporation’s obligations to withhold federal, state, or local income or other taxes incurred by reason of the exercise of the option or the disposition of shares of Common Stock. Upon receipt of such payment by the Corporation, such shares of Common Stock shall be released from escrow to the Optionee.

B.    Exercise and Term of Options. Each option shall be exercisable at such time or times during such period and for the number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of 10 years measured from the option Grant Date.

C.	Effect of Termination of Service.

1.    The following provisions shall govern the exercise of any options held by Optionee at the time of cessation of Service, death or Permanent Disability, unless otherwise determined by the Plan Administrator:

(i)    Any option outstanding at the time of Optionee’s cessation of Service for any reason (other than death, Permanent Disability or Misconduct) shall remain exercisable for a period of 90 days thereafter and as set forth in the documents evidencing the option, but no option shall be exercisable after the expiration of the option term.

(ii)    Any option exercisable in whole or in part by Optionee at the time of Optionee’s death shall remain exercisable for a period of one year thereafter and as set forth in the documents evidencing the option, but no option shall be exercisable after the expiration of the option term. Such option may be exercisable subsequently by the personal representative of Optionee’s estate or by the person or persons to whom the option is transferred pursuant to Optionee’s will or in accordance with the laws of descent and distribution.

(iii)    Any option exercisable in whole or in part by Optionee at the time of cessation of Service due to Permanent Disability shall remain exercisable for a period of one year thereafter and as set forth in the documents evidencing the option, but no option shall be exercisable after the expiration of the option term.

(iv)    During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

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(v)    If Optionee’s Service is terminated for Misconduct, then all outstanding options held by Optionee shall terminate immediately and cease to be outstanding.

2.    The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i)    extend the period of time for which the option is to remain exercisable following Optionee’s cessation of Service from the period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii)    permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of Optionee’s cessation of Service but also with respect to one or more additional installments in which Optionee would have vested under the option had Optionee continued in Service.

D.    Shareholder Rights. The holder of an option shall have no shareholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E.    Repurchase Rights. The Plan Administrator shall have the discretion to grant options that are exercisable for unvested shares of Common Stock. If Optionee ceases Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, if any, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right. As used in this Article Two, the term “repurchase rights” includes the Corporation’s rights to receive back without consideration unvested shares which are forfeited.

F.    First Refusal Rights. Until such time as the Common Stock is first registered under Section 12(g) of the 1934 Act, or such other time as is determined by the Plan Administrator and set forth in the Stock Issuance Agreement or other separate agreement, the Corporation shall have a right of first refusal with respect to any proposed disposition by Optionee (or any successor in interest) of any shares of Common Stock issued under the Option Grant Program. Such right of first refusal shall be exercisable in accordance with the terms established by the Plan Administrator and set forth in the document evidencing such right.

G.    Limited Transferability of Options. During the lifetime of Optionee, Incentive Options shall be exercisable only by Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following Optionee’s death. However, a Non-Statutory Option may, in connection with Optionee’s estate plan, be assigned in whole or in part during Optionee’s lifetime to one or more members of Optionee’s immediate family or to an estate planning entity established exclusively for Optionee or for one or more of such family members. In addition, Non-Statutory Options may, with the consent of the Plan Administrator, be assigned in whole or in part during Optionee’s lifetime to an entity of which Optionee is an officer, director, shareholder, partner or affiliate. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

2.2	Incentive Options.

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section 2.2, all the provisions of Articles One, Two and Four shall be applicable to Incentive Options. Options designated as Non-Statutory Options shall not be subject to the terms of this Section 2.2.

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A.    Eligibility. Incentive Options may only be granted to Employees.

B.    Exercise Price. The exercise price per share shall not be less than 100% of the Fair Market Value per share of Common Stock on the option Grant Date.

C.    Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of $100,000. To the extent the Employee holds two or more such options that become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

D.    10% Shareholder. If any Employee to whom an Incentive Option is granted is a 10% Shareholder, then the exercise price per share shall not be less than 110% of the Fair Market Value per share of Common Stock on the option Grant Date and the option term shall not exceed five years measured from the option Grant Date.

2.3	Corporate Transaction.

A.    In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor that preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (i) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and the Plan Administrator’s determination shall be final, binding and conclusive.

B.    All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

C.    Immediately following consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

D.    Each option that is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities that would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding option, provided that the aggregate exercise price payable for such securities shall remain the same.

E.    The Plan Administrator shall have the discretion, exercisable at the time the option is granted or at any time while the option remains outstanding, to provide that any options that are

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assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time, shall be subject to the requirement that if Optionee’s Service should subsequently terminate by reason of an Involuntary Termination within 12 months following the effective date of such Corporate Transaction, all or part of Optionee’s unvested options shall vest immediately, and any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one-year period measured from the effective date of the Involuntary Termination.

F.    The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options (and the automatic termination of one or more outstanding repurchase rights with the immediate vesting of the shares of Common Stock subject to those rights) upon the occurrence of a Corporate Transaction, whether or not those options are to be assumed or replaced (or those repurchase rights are to be assigned) in the Corporate Transaction.

G.    The portion of any Incentive Option accelerated in connection with a Corporate Transaction shall remain exercisable as an Incentive Option only to the extent the applicable $100,000 limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the federal tax laws.

H.    The grant of options under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

2.4	Cancellation and Re-Grant of Options.

The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Option Grant Program and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new Grant Date.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

3.1	Stock Issuance Terms.

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement that complies with the items specified below.

A.    Purchase Price.

1.    The purchase price per share, if any, shall be fixed by the Plan Administrator.

2.    Subject to the provisions of Section 4.1, shares of Common Stock may be issued under the Stock Issuance Program for items of consideration which the Plan Administrator may deem appropriate in each individual instance and which meet the requirements of applicable corporation law.

B.    Vesting Provisions.

1.    Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives.

2.    Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) that the Participant may have the right to receive with respect

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to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangement as the Plan Administrator shall deem appropriate.

3.    The Participant shall have full shareholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any dividends paid on such shares.

4.    If the Participant ceases to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or if the performance objectives are not attained with respect to one or more of such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further shareholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares. As used in this Article Three, the term “repurchase rights” includes the Corporation’s rights to receive back without consideration unvested shares which are forfeited by Participant.

5.    The Plan Administrator may, in the Plan Administrator’s sole discretion, waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) that would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to such shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

C.    First Refusal Rights; Other Restrictions on Transfer. Until such time as the Common Stock is first registered under Section 12(g) of the 1934 Act, or such other time as is determined by the Plan Administrator and set forth in the Stock Issuance Agreement or other separate agreement, the Corporation shall have a right of first refusal with respect to any proposed disposition by the Participant (or any successor in interest) of any shares of Common Stock issued under the Stock Issuance Program. Such right of first refusal shall be exercisable in accordance with the terms established by the Plan Administrator and set forth in the Stock Issuance Agreement or other separate agreement. In addition, the Plan Administrator may impose other restrictions or conditions on the transfer of shares of Common Stock issued under the Stock Issuance Program at the time such shares are issued, which restrictions shall be set forth in the Stock Issuance Agreement or other separate agreement.

3.2	Corporate Transaction.

A.    All of the outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

B.    The Plan Administrator shall have the discretion, exercisable either at the time the unvested shares are issued or at any time while the Corporation’s repurchase right remains outstanding, to provide for the automatic termination of one or more outstanding repurchase rights that are assigned in the Corporate Transaction, and the immediate vesting of the shares of Common Stock subject to those rights, if the Participant’s Service should subsequently terminate by reason of an Involuntary Termination within 18 months following the effective date of such Corporate Transaction.

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C.    The Plan Administrator shall have the discretion, exercisable either at the time the unvested shares are issued or at any time while the Corporation’s repurchase right remains outstanding, to provide for the automatic termination of one or more outstanding repurchase rights, and the immediate vesting of the shares of Common Stock subject to those rights, upon the occurrence of a Corporate Transaction, whether or not those repurchase rights are assigned in connection with the Corporate Transaction.

3.3	Share Escrow/Legends.

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FOUR

MISCELLANEOUS

4.1	Financing.

A.    The Plan Administrator may permit any Optionee or Participant to pay the option exercise price or the purchase price for shares issued under the Plan by delivering a promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in the Plan Administrator’s sole discretion. Promissory notes may be authorized with or without security or collateral. In all events, the maximum credit available to Optionee or Participant may not exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any federal, state and local income and employment tax liability incurred by Optionee or the Participant in connection with the option exercise or share purchase; provided, however, the shares purchased upon the exercise of an option shall not be paid through the use of a promissory note if such payment is not permitted as valid consideration by applicable corporate law.

B.    The Plan Administrator may, in the Plan Administrator’s sole discretion, determine that one or more such promissory notes shall be subject to forgiveness by the Corporation in whole or in part upon such terms as the Plan Administrator may deem appropriate.

4.2	Effective Date and Term of the Plan.

A.    The Plan shall become effective when adopted by the Board, and shall be submitted to the Corporation’s shareholders for approval. If such shareholder approval is not obtained within 12 months after the date of the Board’s adoption of the Plan, then all options previously granted under the Plan shall automatically, without any action on the part of the Corporation, be treated as Non-Statutory Options. The Plan Administrator may grant options and issue shares under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

B.    The Plan shall terminate upon the earliest of (i) the expiration of the 10-year period measured from the date the Plan is adopted by the Board, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such Plan termination, all options and unvested stock issuances outstanding under the Plan shall continue to have full force and effect in accordance with the provisions of the documents evidencing such options or issuances.

4.3	Amendment of the Plan.

A.    The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect any rights and obligations with respect to options or unvested stock issuances at the time outstanding under the Plan, unless Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require shareholder approval pursuant to applicable laws or regulations.

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B.    Options to purchase shares of Common Stock may be granted under the Plan and shares of Common Stock may be issued under the Plan that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under the Plan are held in escrow until there is obtained shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such shareholder approval is not obtained within 12 months after the date the first such excess grants or issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short-Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically canceled and cease to be outstanding.

4.4	Use of Proceeds.

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

4.5	Withholding.

The Corporation’s obligation to deliver shares of Common Stock upon the exercise of any options or upon the issuance or vesting of such shares issued under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

4.6	Regulatory Approvals.

The implementation of the Plan, the granting of any option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any option or (ii) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of Common Stock issued pursuant to the Plan.

4.7	No Employment or Service Rights.

Nothing in the Plan shall confer upon Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

4.8	Not Subject to ERISA.

This Plan shall not be subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

EXECUTED as of the date of adoption first above written.

VITAL FARMS, INC.

By:	/s/ Matthew O’Hayer
Name:	Matthew O’Hayer
Title:	CEO

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APPENDIX

The following definitions shall be in effect under the Plan:

A.    Board shall mean the Corporation’s Board of Directors.

B.    Code shall mean the Internal Revenue Code of 1986, as amended.

C.    Committee shall mean a committee of two or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.

D.    Common Stock shall mean the Corporation’s common stock, $.0001 par value.

E.    Corporate Transaction shall mean any of the following transactions to which the Corporation is a party:

(i)    a merger or consolidation in which the Corporation is not the surviving entity and in which the beneficial owners of the Corporation prior to the transaction own less than 50% of the voting securities of the surviving entity (calculated on a fully diluted basis);

(ii)    a sale, transfer or other disposition of all or substantially all of the Corporation’s assets, whether in a single transaction or in a series of related transactions, unless the sale, or disposition is made to a corporation owned directly or indirectly by the shareholders of the Corporation in substantially the same proportions as their ownership of the voting securities of the Corporation, calculated on a fully diluted basis;

(iii)    a complete liquidation or dissolution of the Corporation;

(iv)    the acquisition by any person or entity, or any group of persons or entities, directly or indirectly, of more than 50% of the issued and outstanding voting securities of the Corporation (calculated on a fully diluted basis) other than in a transaction approved by a majority of the disinterested directors of the Corporation;

(v)    the election to the Board of Directors of a majority of directors different from those persons currently serving on the Board or nominees of the incumbent directors, unless prior to such election, such new directors are nominated by a majority of the disinterested directors of the Corporation; or

(vi)    a public announcement of a tender or exchange offer by any person for 50% or more of the outstanding securities of the Corporation that the Board of Directors approves or fails to oppose in its statements in Schedule 14D-9 under the 1934 Act unless such tender or exchange offer is approved by a majority of the disinterested directors of the Corporation.

A transaction shall not constitute a Corporate Transaction if its sole purpose is to change the state of the Corporation’s incorporation or to create a holding company that will be beneficially owned in substantially the same proportions by the persons or entities who held the Corporation’s securities immediately before such transaction.

F.    Corporation shall mean Vital Farms, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of the Corporation, which shall by appropriate action adopt the Plan.

G.    Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

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H.    Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

I.    Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)    If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)    If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)    If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Plan Administrator, in its reasonable judgment, after taking into account such factors as the Plan Administrator shall deem appropriate.

J.    Grant Date shall mean the date on which the Board of Directors completes all action constituting an offer of an Option to an individual, including the specification of the exercise price and the number of share of stock to be subject of the Option, even though certain terms of the Agreement may not have been determined at such time and even though the Agreement may not be created or executed until a later time. For purposes of the preceding sentence, an offer shall be deemed made if the Board of Directors has completed all such action except communication of the grant of the option to the potential Optionee. In no event, however, shall an Optionee gain any rights in addition to those specified by the Board of Directors in its grant, regardless of the time that may pass between the grant of the option and the actual execution of the Agreement by the Corporation and the Optionee.

K.    Incentive Option shall mean an option that satisfies the requirements of Code Section 422.

L.    Incentive Stock means all shares of Common Stock issued pursuant to a grant made under the Option Grant Program or the Stock Issuance Program, and all shares of capital stock issued as dividends thereon, in exchange or in substitution therefor, or directly or indirectly with respect thereto, including without limitation shares issued pursuant to stock splits and recombinations, stock dividends, recapitalizations, mergers, acquistions, share exchanges and other transactions.

M.    Involuntary Termination shall mean the termination of the Service of any individual that occurs by reason of such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct.

N.    Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee or Participant, any unauthorized use or disclosure by Optionee or Participant of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other misconduct or any negligence by Optionee or Participant adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner, as determined by the Plan Administrator. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions that the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee, Participant or any other person in the Service of the Corporation (or any Parent or Subsidiary).

O.    1934 Act shall mean the Securities Exchange Act of 1934, as amended.

APPENDIX TO 2013 INCENTIVE PLAN

P.    Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

Q.    Option Grant Program shall mean the option grant program in effect under the Plan.

R.    Optionee shall mean any person to whom an option is granted under the Option Grant Program.

S.    Parent shall mean any entity (other than the Corporation) in an unbroken chain of entities ending with the Corporation, provided each entity in the unbroken chain (other than the Corporation) owns, at the time of the determination, securities possessing 50% or more of the total combined voting power of all classes of securities in one of the other entities in such chain.

T.    Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

U.    Permanent Disability shall mean the inability of Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of 12 months or more.

V.    Plan shall mean the Corporation’s 2013 Incentive Plan.

W.    Plan Administrator shall mean either the Board or the Committee, to the extent the Committee is at the time responsible for administration of the Plan.

X.    Service shall mean a person’s performance of services to the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, a non-employee member of the Board or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

Y.    Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange or any successors thereto.

Z.    Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

AA.    Stock Issuance Program shall mean the stock issuance program in effect under the Plan.

BB. Subsidiary shall mean any entity (other than the Corporation) in an unbroken chain of entities beginning with the Corporation, provided each entity (other than the last entity) in the unbroken chain owns, at the time of the determination, securities possessing 50% or more of the total combined voting power of all classes of securities in one of the other entities in such chain.

CC. 10% Shareholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

APPENDIX TO 2013 INCENTIVE PLAN